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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Amendment No. 7 to Registration Statement No. 333-42570.


/s/ Arthur Andersen LLP

San Diego, California
November 13, 2000